SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 18, 2004

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699

(Address of principal executive offices)           (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.    Other Events.

     On October 18, 2004, Sunoco Logistic Partners L.P. issued a press release announcing that it has signed a definitive agreement with a subsidiary of Certified Oil Company to purchase a refined products terminal located in Columbus, Ohio for approximately $8 million.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits

              99.1    Sunoco Logistics Partners L.P. Press Release dated October 18, 2004.

Forward-Looking Statement

     Statements contained in the exhibits to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC, its General Partner

	By:	/s/ SEAN P. McGRATH

Sean P. McGrath Comptroller (Principal Accounting Officer)

Date: October 18, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco Logistics Partners L.P. Press Release dated October 18, 2004